Exhibit 99.1

      NEWPARK RESOURCES NAMES JAMES W. MCFARLAND TO ITS BOARD OF DIRECTORS

    METAIRIE, La., Nov. 10 /PRNewswire-FirstCall/ -- Newpark Resources, Inc. (NYSE: NR) announced today that James W. McFarland, age 61, has joined its Board of Directors. Mr. McFarland is a Professor of Finance and Economics at the A. B. Freeman School of Business at Tulane University.

    McFarland has held various positions in the Freeman School of Business since 1988, including Dean of the school from 1988 until 2005. From 1976 to 1988 he was a professor at the University of Houston and served as dean at the school's College of Business Administration from 1985 to 1988. McFarland serves on the boards of numerous public companies and other organizations. He holds a Ph.D. in Statistics, Economics and Mathematics from Texas A&M University.

    Paul Howes, Newpark's President and Chief Executive Officer, stated, "We are pleased to welcome James to our Board of Directors. He will be a strong asset to our Board with a tremendous amount of knowledge and experience in strategy development, economics and corporate finance."

    Newpark Resources, Inc. is a worldwide provider of drilling fluids, environmental waste treatment solutions, and temporary worksites and access roads for oilfield and other commercial markets. For more information, visit our website at http://www.newpark.com .

    Forward-looking Statements

    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly Amendment No. 2 to its Annual Report on Form 10-K/A for the year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the results of several class action and derivative lawsuits against Newpark and certain of our current and former directors and former officers; the results of the internal investigation into accounting matters by Newpark's Audit Committee; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov , as well as through our website at http://www.newpark.com .

     Contacts:  James E. Braun, CFO
                Newpark Resources, Inc.
                504-838-8222

                Ken Dennard, Managing Partner
                Dennard Rupp Gray & Easterly, LLC
                ksdennard@drg-e.com
                713-529-6600

SOURCE  Newpark Resources, Inc.
    -0-                             11/10/2006
    /CONTACT:  James E. Braun, CFO of Newpark Resources, Inc.,
+1-504-838-8222; or Ken Dennard, Managing Partner of Dennard Rupp Gray & Easterly, LLC, +1-713-529-6600, or ksdennard@drg-e.com , for Newpark Resources, Inc./
    /Web site:  http://www.newpark.com /
    (NR)